UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Broadway Financial Corporation

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BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

November 19, 2012

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”), which will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m. on December 19, 2012.

As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of three directors, to ratify the appointment of the Company’s independent registered public accounting firm for 2012, to cast an advisory (non-binding) vote on executive compensation, and to transact such other business as may properly come before the stockholders at the Annual Meeting or any postponement or adjournment thereof.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, please complete, sign and date each proxy card you receive and return it to the Company as soon as possible in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

Sincerely,

Wayne-Kent A. Bradshaw
Chief Executive Officer

IMPORTANT: If your Broadway Financial Corporation shares are held in the name of a brokerage firm or other nominee, only that brokerage firm or nominee may execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy on your behalf.

If you have any questions or need any assistance in voting your shares, please telephone Daniele Johnson, the Company’s Investor Relations Representative, at (323) 634-1700, Ext 231.

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

Notice of Annual Meeting of Stockholders

Wednesday, December 19, 2012

2:00 p.m.

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”) will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m. on December 19, 2012, for the following purposes:

1)	To elect three directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2015 and until their successors are elected and have been qualified. The Board of Directors has nominated Mr. Wayne-Kent A. Bradshaw, Mr. Kellogg Chan and Mr. Paul C. Hudson.

2)	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2012.

3)	To cast an advisory (non-binding) vote on executive compensation.

4)	To consider such other business as may properly come before and be voted upon by the stockholders at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

The Board of Directors has selected October 29, 2012 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s principal executive offices during the ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, please mail your proxy in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

By Order of the Board of Directors

Daniele Johnson Secretary

Los Angeles, California

November 19, 2012

Broadway Financial Corporation

Proxy Statement

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

Annual Meeting of Stockholders

Wednesday, December 19, 2012

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Broadway Financial Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California, 90010, at 2:00 p.m. on December 19, 2012, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 19, 2012.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. (“Broadway Federal” or the “Bank”) as part of the Bank’s conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the “Conversion”). The Conversion was completed and the Bank became a wholly owned subsidiary of the Company on January 8, 1996. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

THIS PROXY STATEMENT AND THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.broadwayfederalbank.com

RECORD DATE AND VOTING OF SHARES

The Board has selected October 29, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 1,859,951 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding at the close of business on that date. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

A plurality of votes cast is required for the election of directors. The affirmative vote of the majority of shares represented and voting at the Annual Meeting, which must also constitute a majority of the required quorum, will be required to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm and to adopt the proposal to approve executive compensation described in this Proxy Statement. Thus, broker nonvotes will not have any effect in the voting on these proposals. Abstentions could affect whether the majority of the quorum requirement is satisfied.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the nominees named in this Proxy Statement as directors, and FOR approval of the other proposals described in this Proxy Statement. Although the Board currently knows of no other matter to be brought before the Annual Meeting, if other matters properly are brought before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that any director nominee named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxies solicited hereby will be voted in accordance with the best judgment of the persons named in such proxies.

REVOCATION OF PROXIES

Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy card or other written notice of revocation to Daniele Johnson, Secretary of the Company, at 4800 Wilshire Boulevard, Los Angeles, California 90010. A proxy will also be considered revoked if the stockholder executing the proxy is present at the Annual Meeting and chooses to vote in person.

SOLICITATION OF PROXIES

Proxies are being solicited by this Proxy Statement on behalf of the Board. The principal solicitation of proxies is being made by mail. Computershare, the Company’s transfer agent, will assist in the solicitation of proxies at no additional fee except for reimbursement of certain expenses. To the extent necessary, proxies may be solicited by officers, directors and employees of the Company, or its wholly owned subsidiaries, none of whom will receive additional compensation for such solicitation. Proxies may be solicited by telephone, personal contact or other means. The Company will bear the cost of this solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares for their expenses incurred in forwarding solicitation material to beneficial owners of shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information, as of September 30, 2012, concerning the shares of the Company’s Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Beneficial Owners:
Cathay General Bancorp 777 North Broadway Los Angeles, CA 90012	215,000	(1)	11.56%

Williams Group Holdings LLC 444 N. Michigan Avenue, Ste 3530 Chicago, IL	189,517	(2)	10.19%

First Opportunity Fund, Inc. 2344 Spruce Street, Suite A Boulder, CO 80302	96,980	(3)	5.21%

Directors and Executive Officers:
Wayne-Kent A. Bradshaw	64,287	(4)	3.46%
Paul C. Hudson	81,551	(5)	4.38%
Kellogg Chan	62,370	(6)	3.35%
Robert C. Davidson, Jr.	29,944	(7)(8)	1.61%
Javier León	3,125	(6)	0.17%
A. Odell Maddox	38,250	(6)(9)	2.06%
Daniel A. Medina	29,272	(6)(10)	1.57%
Virgil Roberts	32,079	(6)(11)	1.72%
Samuel Sarpong	37,906	(12)	2.04%
Wilbur McKesson	24,296	(13)	1.31%

All directors and executive officers as a group (10 persons)	403,080		21.67%

(1)	Information based upon Schedule 13G, filed on May 26, 2006 with the SEC by Cathay General Bancorp.
(2)	Information based upon Schedule 13G/A, filed on February 11, 2010 with the SEC by Elrick Williams. Mr. Williams is a majority owner of Williams Group Holdings LLC which owns 189,517 shares of the Company’s Common Stock.
(3)	Information based upon Schedule 13G/A, filed on February 14, 2011 with the SEC by First Opportunity Fund, Inc. (formerly First Financial Fund, Inc.)
(4)	Includes 56 allocated shares under the Employee Stock Ownership Plan (“ESOP”), and 45,000 shares subject to options granted under the Company’s 2008 Long Term Incentive Plan (the “2008 LTIP”), which options are all currently exercisable as of September 30, 2012.
(5)	Includes 18,484 allocated shares under the ESOP.
(6)	Includes 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable as of September 30, 2012.
(7)	Includes 1,428 shares subject to options granted under the Stock Option Plan for Outside Directors (the “SOPOD”), and 3,125 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable as of September 30, 2012.
(8)	Includes 25,391 shares held jointly with spouse with whom voting and investment power are shared.
(9)	Includes 35,125 shares held jointly with spouse with whom voting and investment power are shared.
(10)	Includes 25,341 held jointly with spouse with whom voting and investment power are shared.

(11)	Includes 28,954 shares held jointly with spouse with whom voting and investment power are shared.
(12)	Includes 906 allocated shares under the ESOP, 25,000 shares subject to options granted under the Company’s Long Term Incentive Plan (the “LTIP”), and 9,000 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable as of September 30, 2012.
(13)	Includes 296 allocated shares under the ESOP, and 24,000 shares subject to options granted under the 2008 LTIP, which options are all currently exercisable as of September 30, 2012.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board shall be divided into three classes, with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting.

Information Concerning Nominees and Directors

The following table sets forth the names and information regarding the persons who are currently members of the Board, including those nominated by the Board for election at the Annual Meeting. If elected, Wayne Kent A. Bradshaw, Kellogg Chan, and Paul C. Hudson will each serve for a term of three years and until their respective successors are elected and qualified. Each has consented to be named in this Proxy Statement and has indicated his intention to serve if elected. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board.

Name	Age at September 30, 2012	Director Since	Term Expires	Positions Currently Held with the Company and the Bank
NOMINEES:
Wayne-Kent A. Bradshaw	66	2012	2015	President, CEO and Director
Kellogg Chan	73	1993	2015	Director
Paul C. Hudson	64	1985	2015	Director

CONTINUING DIRECTORS:
Robert C. Davidson, Jr.	66	2003	2013	Director
Javier León	47	2007	2013	Director
A. Odell Maddox	66	1986	2014	Director
Daniel A. Medina	54	1997	2014	Director
Virgil Roberts	65	2002	2014	Director

The Board of Directors unanimously recommends that you vote for the above nominees.

The following is a brief description of the business experience of the nominees and continuing directors for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Also set forth below for each director and nominee is a description of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that such person should serve as a director of the Company.

Nominees

Wayne-Kent A. Bradshaw is the President and Chief Executive Officer of the Company and the Bank. He joined Broadway Federal Bank in February of 2009 and has served in various capacities. In September 2012, Mr. Bradshaw was elected to serve as a director of both the Company and the Bank. Prior to joining Broadway

Federal Bank, Mr. Bradshaw was the Regional President and National Manager for Community and External Affairs at Washington Mutual Bank from 2004 to 2009. He was President and Chief Executive Officer of the Los Angeles-based Family Savings Bank from 1989 until 2002 and Chief Deputy Superintendent for the State Banking department from 1981 to 1983. Mr. Bradshaw has served on many community and educational boards.

Mr. Bradshaw has over 38 years of experience in financial management and banking. Mr. Bradshaw has the proven ability to plan and implement programs which optimize opportunities to accelerate profitable growth in highly competitive environments. He has extensive experience in community banking and commercial banking as a bank regulator.

Kellogg Chan served as President of Asia Capital Group, Ltd., a biotechnology holding company, from 2001 to 2009. He has been a member of the Board since 1993. He served as the Chairman and Chief Executive Officer of Universal Bank, f.s.b from 1994 to 1995 and President and Chief Executive Officer of East-West Bank from 1976 to 1992.

Mr. Chan has extensive experience in the thrift industry through a wide variety of economic and interest rate cycles. He has served in executive management positions in thrift institutions and has experienced a diversity of corporate cultures. His extensive executive management experience includes strategic planning and implementation, and the development, implementation and evaluation of internal control structures, particularly in the thrift industry.

Paul C. Hudson is past Chairman of the Board of Directors of the Company and the Bank. Mr. Hudson joined the Bank in 1981, was elected to the Board in 1985 and has served in various positions at the Bank and Company. Mr. Hudson currently serves on several nonprofit boards, including the Center for Social Inclusion, African American Board Leadership Institute and the Tuskegee Airmen Scholarship Foundation.

Mr. Hudson has over 30 years of executive management experience with the Company and the Bank. He is responsible for developing the Company from a relatively small mutual thrift institution into one of the largest publicly traded African American thrift institutions in the United States. He has extensive knowledge of the history of the Bank and the markets in which it operates.

Continuing Directors

Robert C. Davidson, Jr. is the retired Chairman and CEO of Surface Protection Industries, a paint and specialty coatings manufacturing company he founded in 1978, which became one of the top African American-owned manufacturing companies in California. Previously, he co-founded and served as Vice President of Urban National Corporation, a private venture capital corporation that was focused specifically on investing in minority-controlled businesses. Mr. Davidson currently serves on the boards of Morehouse College (Chairman), Art Center College of Design (Chairman), Jacobs Engineering Group, Inc. (a publicly traded professional service company), Cedars-Sinai Medical Center, the University Of Chicago Graduate School Of Business Advisory Council and The Huntington Library & Gardens.

Mr. Davidson has extensive entrepreneurial experience in developing and managing small and medium sized businesses. He has hands-on experience in marketing and sales, human resources and strategic planning and implementation. He has a long history with and extensive knowledge of the Company and of the markets and communities in which the Company operates.

Javier León is the Managing Director of Andell Sports Group, which oversees the sports and related assets of Andell Holdings and has served in that capacity since 2008. Mr. Leon oversees the business and operations of the Chicago Fire, a professional soccer team, on behalf of its owner. He is involved in strategic planning and marketing, as well as the development, of Hispanic community and public relations strategies and programs.

Prior to joining Andell Sports Group, Mr. Leon served as the Chief Executive Officer of Chivas USA Enterprises in Los Angeles from 2004 to 2007. Mr. León was a managing director in investment banking for Merrill Lynch, Deutsche Bank and ING-Barings from 1992 to 2004. He received a bachelors degree from Claremont McKenna College and a Masters of International Management from the University of California at San Diego.

Mr. Leon has extensive experience in managing, planning for and operating businesses. He has expertise in developing, reviewing and maintaining systems of internal controls and in financial reporting and analysis. He also has experience in the capital markets and in the areas of strategic planning and marketing, including marketing to Hispanic communities.

A. Odell Maddox is Manager of Maddox Co., a real estate property management and sales company, and has served in that capacity since 1986. Mr. Maddox has worked in property management, real estate brokerage and investment businesses for over 36 years.

Mr. Maddox has extensive experience in real estate in Los Angeles, as well as significant experience in real estate lending and loan workouts. He has extensive entrepreneurial experience developing and managing small and medium-sized businesses. Mr. Maddox has a long history with and knowledge of the Company and the communities and markets in which the Company operates.

Daniel A. Medina began working for Needham & Company, LLC, a New York based investment bank in October 2009. Prior to working for Needham & Company, LLC, Mr. Medina was Managing Director of Capital Knowledge, LLC, a consulting firm that provided financial advisory services. He had been with Capital Knowledge, LLC and its predecessor since April 1, 2000.

Mr. Medina has extensive experience in analyzing and valuing financial institutions and assessing their strengths and weaknesses. He also has extensive knowledge of the capital markets and mergers and acquisitions, specifically within the financial services industry.

Virgil Roberts has been Managing Partner of Bobbitt & Roberts, a law firm representing clients in the entertainment industry, since 1996. He currently serves on the Board of Directors of Community Build, Inc., Claremont Graduate School, Families in Schools, the Alliance for College Ready Public Schools, Southern California Public Radio, the Alliance of Artists and Record Companies and the Bridgespan Group, a management and consulting firm for large philanthropy companies with offices in Boston, San Francisco and New York.

Mr. Roberts is the Chairman of the Board of Directors of the Company and the Bank. Mr. Roberts’ qualifications to serve on the Board include his extensive legal and business experience and community leadership. Mr. Roberts serves on a number of local community boards and provides leadership to local community groups. Mr. Roberts serves as the Lead Director and Chair of the Company’s Nominating Committee. Mr. Roberts brings leadership, management and regulatory experience to the Board.

Director Independence

We have adopted standards for director independence pursuant to the Nasdaq Stock Market listing standards. The Board has considered relationships, transactions and/or arrangements with each of its directors and has determined that all six of the Company’s non-employee directors are “independent” under applicable Nasdaq Stock Market listing standards and Securities and Exchange Commission (“SEC”) rules.

Board Leadership Structure

Mr. Roberts has served as a member of our Board since 2002 and Chairman of the Board since September 2012, Prior to becoming Chairman, Mr. Roberts had served as Lead Director since 2007. In his role as Lead Director Mr. Roberts worked closely with the Chairman to determine Board agenda items and foster contributions of other directors during Board deliberations and led Board deliberations during executive sessions.

Risk Oversight

The Board’s role in the Company’s risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Board reviews these reports to enable it to understand and assess the Company’s risk identification, risk management and risk mitigation strategies. While the Board has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. In accordance with our audit committee charter, the Audit Committee assists the Board in its oversight of the Company’s risk assessment and risk management policies as well as the procedures and the safety and soundness of the Company. The Loan Committee evaluates and manages credit risk and concentration risk, while the Internal Asset Review Committee reviews loan classifications and loss risk in the Bank’s loan portfolio. In addition, the Asset and Liability Committee manages investment, interest rate, and financial risk exposure, the Compensation/Benefits Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements and the Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee and management reports.

Identifying and Evaluating Nominees for Director

The Company’s Nominating Committee is charged with the responsibilities of identifying and recommending candidates to the Board for election as directors. The committee considers candidates suggested by its members, other directors and stockholders in anticipation of upcoming director elections and other potential or expected Board vacancies. The committee will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s Bylaws. See “Stockholder Proposals for Presentation at the Annual Meeting” for additional information regarding stockholder nominations of director candidates.

All director candidates, including those nominated by stockholders, are evaluated on the same basis. In determining the needs of the Board and the Company, the Nominating Committee considers the qualifications of current directors and consults with other members of the Board, the CEO and, where appropriate, external advisors. Generally the committee believes that all directors should exemplify the highest standards of personal and professional integrity, have broad experience in positions with a high degree of responsibility and the ability to commit adequate time and effort to serve as a director. Director candidates who are not current directors are interviewed by members of the committee and the CEO and the results of those interviews are considered by the committee and the Board in their deliberations.

Neither the Nominating Committee nor the Board has a formal policy on the consideration of diversity in identifying director candidates, although both may consider diversity when identifying and evaluating candidates. The Board may require a candidate to be sufficiently diverse from the other Board members, in ethnicity, gender, educational, professional and/or managerial backgrounds and experience, to provide a range of perspectives and interests among the members of the Board.

Committees and Meetings of the Board

The Company has five Board committees: the Executive Committee, Audit Committee, Compensation/Benefits Committee, Special Capital Task Force Committee and Nominating Committee. The Board of Directors of the Bank has six committees: the Executive Committee, Audit/CRA/Compliance Committee, Compensation/Benefits Committee, Loan Committee, Internal Asset Review Committee and Nominating Committee.

Company Committees

The Executive Committee consists of Messrs. Roberts (Chairman), Chan, Medina and Bradshaw. This committee, together with the corresponding committee of the Bank’s Board of Directors, serves as an interim decision-making body that functions between Board meetings, if required, to assist the CEO by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee held one meeting in 2011.

The Audit Committee consists of Messrs Maddox (Chairman), Chan and Medina. The Audit Committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for oversight of the internal audit function of the Company, assessment of accounting and internal control policies and monitoring of regulatory compliance. This committee is also responsible for the engagement and oversight of the Company’s independent auditors. The Audit Committee held fifteen meetings during 2011. The Audit Committee has a written charter, which was included as Appendix A to the Company’s 2010 annual meeting proxy statement. The members of the Audit Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), León and Roberts. This committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters at the Company level. The Compensation/Benefits Committee has a written charter, which was included as Appendix B to the Company’s 2010 annual meeting proxy statement. The Compensation/Benefits Committee held six meetings during 2011.

The Special Capital Task Force Committee consists of Messrs. Chan (Chairman), León, Medina and Roberts. This committee is responsible for overseeing the development of capital raising strategies, compliance with the U.S. Department of the Treasury’s Troubled Asset Relief Program (‘TARP”), repayment of the Treasury Department’s TARP investment in the Company, applications and evaluations of merger opportunities, joint ventures and private equity partnerships at the Company level. The Committee held ten meetings in 2011.

The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of persons being considered for election, including existing directors, and for recommending candidates for nominations to the Board. The Nominating Committee held two meetings in 2011. Nominees for the 2012 Annual Meeting were recommended by the Nominating Committee and approved by the Board. There were no nominations by stockholders. The Nominating Committee’s duties and responsibilities and the qualifications for director nominees are described in the Nominating Committee Charter, which was included as Appendix C to the Company’s 2010 annual meeting proxy statement. The members of the Nominating Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

Bank Committees

The Executive Committee consists of Messrs. Roberts (Chairman), Chan, Medina and Bradshaw. This committee serves as an interim decision-making body that functions between Board meetings, if required, and assists the CEO by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee held one meeting in 2011.

The Audit/CRA/Compliance Committee consists of Messrs. Maddox (Chairman), Chan and Medina. The Audit/CRA/Compliance Committee is responsible for oversight of the internal audit function, assessment of accounting and internal control policies and monitoring Community Reinvestment Act/regulatory compliance. This committee is also responsible for the engagement and oversight of the Bank’s independent auditors. The Audit/CRA/Compliance Committee held fifteen meetings during 2011.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), León and Roberts. This committee is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters, as well as the appraisal of the CEO’s performance, determination of his salary and making recommendations regarding such matters for approval by the Board. The committee held six meetings during 2011.

The Internal Asset Review Committee consists of Messrs Medina (Chairman) and Davidson. This committee is responsible for the review and approval of asset classifications and for monitoring delinquent loans and foreclosed real estate. In addition, the Internal Asset Review Committee reviews the adequacy of the Bank’s allowance for loan losses. This committee held thirteen meetings in 2011.

The Loan Committee consists of Messrs. Chan (Chairman), Maddox, Roberts, Bradshaw and Bellefeuille, who is not a Board member but serves as the Bank’s Chief Loan Officer. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies and approving specific loans in accordance with the Bank’s loan policy. The committee held three meetings during 2011.

The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of persons being considered for election, including existing directors, and for nominating candidates for election to the board of directors of the Bank. The Nominating Committee held two meetings in 2011. Nominees for the 2012 Annual Meeting were recommended by the Nominating Committee and approved by the Board. There were no nominations by stockholders of the Company.

Board Meetings

The Boards of Directors of the Bank and the Company each held eleven regular meetings during 2011. The Company’s Board of Directors held six special meetings in 2011 and the Bank’s Board of Directors held seven special meetings in 2011. All directors attended at least 75% of all meetings held during 2011 by the Board and the committees of the Board on which they served.

Director Attendance at Annual Meetings

The Company encourages all members of the Board to attend the annual meeting of stockholders. Five of the seven outside directors of the Company attended the 2011 Annual Meeting of Stockholders.

Communications with the Board

The Board has an established process for stockholder communications with the Board. Stockholders may send communications to the Board or any individual director by mail addressed to: Board of Directors, Broadway Federal Bank, 4800 Wilshire Boulevard, Los Angeles, California 90010. Communications addressed to the Board are reviewed by the Secretary and directed to the Chairman of the Board for further review and distribution to all members of the Board. Communications addressed to individual directors are forwarded directly to the office of the named director.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, as well as the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America, including Statement of Accounting Standards (“SAS”) 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services provided by the auditor with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the amended Annual Report on Form 10-K/A Amendment No. 2 filed with the SEC for the year ended December 31, 2011 on September 14, 2012. The Committee has also recommended to the Board the selection of the Company’s independent registered public accounting firm.

Audit Committee

Mr. A. Odell Maddox, Chairman

Mr. Kellogg Chan

Mr. Daniel A. Medina

EXECUTIVE OFFICERS

The following table sets forth information with respect to executive officers of the Company and the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of, and are elected annually, by the respective Boards of Directors.

Name	Age(1)	Principal Occupation during the Past Five Years
Samuel Sarpong	52	Senior Vice President / Chief Financial Officer of the Company and the Bank since 2005. First Vice President / Chief Compliance Officer and Internal Audit Director of the Bank from 2004 to 2005.

Norman Bellefeuille	59	Senior Vice President / Chief Loan Officer of the Company since July, 2012. Lending Division Manager at Luther Burbank Savings from 2005 to 2012.

(1)	As of September 30, 2012

EXECUTIVE COMPENSATION

Compensation Tables

The following table sets forth a summary of certain information concerning the compensation awarded to, earned by or paid to our Chief Executive Officer and our other three most highly compensated executive officers for services rendered in all capacities during 2011, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Option Awards(2)	Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total ($)
Paul C. Hudson	2011	$330,000	—	$150,505	$39,586	$520,091
Chief Executive Officer	2010	$300,000	—	$141,761	$37,633	$479,394
	2009	$286,667	—	$133,526	$34,549	$454,742

Wayne-Kent A. Bradshaw (5)	2011	$210,000	—	—	$36,587	$246,587
Chief Operating Officer	2010	$210,000	—	—	$33,725	$243,725
	2009	$178,750	$224,250	—	$26,232	$429,232

Samuel Sarpong	2011	$172,601	—	—	$21,783	$194,384
Chief Financial Officer	2010	$172,601	—	—	$21,457	$194,058
	2009	$161,551	—	—	$19,332	$180,883

Wilbur McKesson (6)	2011	$165,191	—	—	$31,400	$196,591
Chief Loan Officer	2010	$165,191	—	—	$25,866	$191,057
	2009	$159,811	—	—	$28,545	$188,356

(1)	Includes amounts deferred and contributed to the 401(k) Plan by the named executive officer.
(2)	Represents the grant date fair value of option awards granted under the Company’s Long-Term Incentive Plans. Option awards vest 20% per year from the date of the grant and are fully vested in year five. The maximum term of each option is ten years. For the assumptions used in calculating the grant date fair value under ASC 718, see Note 14 of the Notes to Consolidated Financial Statements, as filed with the SEC on Amended Form 10-K/A Amended No. 2 for the year ended December 31, 2011 and included in our Annual Report to Stockholders.
(3)	The Bank has a Salary Continuation Agreement with Mr. Hudson. The amount listed reflects the change in the actuarial present value of the accumulated benefits under this agreement. The income from a bank owned life insurance policy reduces the expense related to the Salary Continuation Agreement. The present value of the accumulated benefit under this agreement, which is determined using a discount rate of 6%, is reflected in our Consolidated Financial Statements as of December 31, 2011.
(4)	Includes amounts paid by the Company to the 401(k) account of the executive officer, and estimated allocations under our Employee Stock Ownership Plan. Also includes perquisites and other benefits consisting of automobile and phone allowances, and premiums paid for medical, dental and group term life insurance policies.
(5)	Mr. Bradshaw commenced his employment as the Bank’s President and Chief Operating Officer in February 2009.
(6)	Effective July 2012, Mr. McKesson became Chief Loan Production Lead and Mr. Norman Bellefeuille was appointed Chief Loan Officer.

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2011.

Outstanding Equity Awards at December 31, 2011

	Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)(#)(1)	Number of Securities Underlying Unexercised Options (Unexercisable)(#)(2)	Option Exercise Price(3)	Option Expiration Date(4)
Paul C. Hudson	29,718	—	$6.68	07/25/12
Wayne K. Bradshaw	30,000	45,000	$4.98	03/18/19
Samuel Sarpong	10,000	—	$13.11	04/21/14
	15,000	—	$10.25	05/24/16
	9,000	6,000	$5.95	10/22/18
Wilbur McKesson	24,000	16,000	$5.95	10/22/18

(1)	The stock options shown are immediately exercisable.
(2)	Options vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.
(3)	Based upon the fair market value of a share of Company common stock on the date of grant.
(4)	Terms of outstanding stock options are for a period of ten years from the date the option is granted.

Salary Continuation

Under the 2006 Salary Continuation Agreement, upon termination of employment after Mr. Paul Hudson reaches age 65, he will receive an annual benefit of $100,000, divided into 12 equal monthly payments, for 15 years. The normal retirement age is defined as age 65. The agreement includes provisions for early termination, disability, termination for cause, death and change in control.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Kellogg Chan	$25,000	—	$25,000
Robert C. Davidson	$23,000	$8,229	$31,229
Javier León	$15,000	—	$15,000
A. Odell Maddox	$24,000	$2,614	$26,614
Daniel Medina	$25,000	—	$25,000
Virgil Roberts	$25,000	—	$25,000
Elrick Williams (3)	$18,750	—	$18,750

(1)	Includes payments of annual retainer fees, fees paid to chairmen of Board committees, and meeting attendance fees.
(2)	Includes premiums paid for medical, dental and group term life insurance.
(3)	Resigned from the Board effective October 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s current loan policy provides that all loans made by the Company or its subsidiaries to its directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of collectability or present other unfavorable features.

On September 30, 1999, the Bank made a loan of $550,000 to Maddox & Stabler LLC. Mr. A. Odell Maddox is a director of the Company and the Bank. The loan is secured by a 24-unit multi-family property located in Los Angeles, California. The terms of the 30-year loan include an initial interest rate of 8% fixed for the first five years and a variable rate thereafter equal to 2.50% over the one-year Treasury Bill rate. Since inception, payments on the loan have been made as agreed. As of September 30, 2012, the outstanding balance of the loan was $428,425.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to report to the SEC their initial ownership of shares of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and any late filings or failures to file are to be disclosed in this Proxy Statement. Officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a) of the Exchange Act.

Based solely on our review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% stockholders were timely met.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Crowe Horwath LLP (“Crowe Horwath”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. This appointment is being submitted to the stockholders for their consideration and ratification. If the appointment of Crowe Horwath is not ratified by the stockholders, the Audit Committee will consider the stockholders’ vote in deciding whether to reappoint Crowe Horwath as independent registered public accounting firm in the future.

It is anticipated that representatives of Crowe Horwath will be present at the Annual Meeting. The Crowe Horwath representatives will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from the stockholders. Crowe Horwath performed the independent audit of the Company’s financial statements for the fiscal years ended December 31, 2011 and 2010.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

Principal Accountant Fees and Services

The Audit Committee approves each engagement before the Company’s independent accountants are engaged to render non-audit services for the Company or the Bank. The Audit Committee also preapproved all of the audit and audit-related services provided by Crowe Horwath LLP for the year ended December 31, 2011 and 2010. The following table sets forth the aggregate fees billed to us by Crowe Horwath LLP for the years indicated.

	2011	2010
	(In thousands)
Audit fees (1)	$268	$160
Audit-related fees (2)	12	12
All other fees	—	—

Total fees	$280	$172

(1)	Aggregate fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in the Company’s Annual Report on Form 10-K and for the reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Consultation fees billed for professional services rendered for the 2011 and 2010 Independent Accountant’s Report on Management’s Assertion About Compliance with Minimum Servicing Standards (USAP).

PROPOSAL 3. NON-BINDING STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Company has issued two series of preferred stock to the U.S. Department of the Treasury pursuant to the Capital Purchase Program component of the Treasury Department’s Troubled Asset Relief Program, or TARP. The American Recovery and Reinvestment Act of 2009, which was signed into law on February 17, 2009, imposes a number of requirements for participants in the TARP Capital Purchase Program. One of the requirements is that at each annual meeting of stockholders during the period in which any TARP obligation (which term includes the preferred stock the Company issued to the Treasury Department) remains outstanding, TARP recipients must include a separate nonbinding “say on pay” stockholder vote on the compensation of their executive officers among the matters to be considered and voted upon at each annual meeting of stockholders.

This proposal gives you, as a stockholder, the opportunity to vote for or against the following resolution:

“RESOLVED, that the stockholders of Broadway Financial Corporation approve the compensation of executive officers as described in the executive compensation tables and the related disclosure contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board or the Company’s Compensation/Benefits Committee. However, the Compensation/Benefits Committee may, in its sole discretion, take into account the outcome of the stockholders’ vote when considering future executive compensation arrangements.

We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders and that our commitment to responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our executive officers as disclosed in this Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Company’s compensation of executive officers.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2013 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before January 16, 2013, or such later date as may be designated by the Board if the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) is not held in June. The Board will review any stockholder proposal that is filed as required and will determine whether such proposal meets applicable criteria for inclusion in the proxy solicitation materials and for consideration at the 2013 Annual Meeting. Except for director nominations, any stockholder may make any proposal at the 2013 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company on or before May 21, 2013, or such later date as may be designated by the Board if the 2013 Annual Meeting is not held in June, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented.

Under the Company’s Bylaws, stockholder nominations for election of directors may only be made pursuant to timely notice in writing received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting of stockholders, or such earlier date as the Board may publicly announce for such purpose, to be considered at the 2013 Annual Meeting. Such notice must state the nominee’s name, age, business and residence addresses and principal occupation or employment and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee of the type required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

ANNUAL REPORT AND FORM 10-K

The Company’s 2011 Annual Report to Stockholders, which includes portions of our Annual Report on Form 10-K, as amended, and contains the Company’s consolidated financial statements for the year ended December 31, 2011, accompanies this Proxy Statement.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and amendments thereto, as filed with the SEC, without the accompanying exhibits, by sending a written request to Daniele Johnson, Investor Relations Representative, Broadway Financial Corporation, 4800 Wilshire Boulevard, Los Angeles, California 90010. Stockholders may obtain any of the exhibits that are referred to in the list of exhibits attached to the Annual Report on Form 10-K upon payment to the Company of the cost of furnishing them.

BY ORDER OF THE BOARD OF DIRECTORS

Daniele Johnson
Secretary
November 19, 2012

Broadway Financial Corporation IMPORTANT ANNUAL MEETING INFORMATION ENDORSEMENT_LINE            SACKPACK            000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: 01—Wayne-Kent A. Bradshaw 02—Kellogg Chan 03—Paul C. Hudson Mark here to vote FOR all nominees For All EXCEPT—To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 Mark here to WITHHOLD vote from all nominees 2. RATIFICATION OF APPOINTMENT OF CROWE HORWATH LLP as the independent registered public accounting firm of Broadway Financial Corporation for the year ending December 31, 2012. For Against Abstain 3. Nonbinding proposal to approve executive compensation as described in the Annual Meeting Proxy Statement. For Against Abstain B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 4 5 8 0 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 1 U P X 1 4 5 8 0 7 1 1JDUA

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q Proxy — BROADWAY FINANCIAL CORPORATION REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 19, 2012 THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY I/we hereby constitute and appoint Paul C. Hudson, with full power of substitution, as my/our attorney, agent and proxy, to attend and act as proxy at the 2012 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, on Wednesday, December 19, 2012 at 2:00p.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we would be entitled to vote if personally present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF SUCH OTHER PROPOSALS. I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I /we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompany the notice (the “Annual Meeting Proxy Statement”). (continued and to be signed on the reverse side)